UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2007
                                                 -------------


                             Acacia Automotive, Inc.
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        (Exact name of small business issuer as specified in its charter)


Texas                              1-14088                       75-2095676
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(State or other jurisdiction       (Commission File          (I.R.S.Employer
of incorporation)                      Number)               Identification No.)

3512 E. Silver Springs Boulevard - #243                           34470
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(Address of principal executive offices)                       (Zip Code)


(Registrant's telephone number, including area code: (352) 502-4333

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(Former name, former address and former fiscal year, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 10, 2007, the registrant completed the acquisition of all of the assets of Augusta Auto Auction, Inc. which conducted its business under the name Augusta Auto Auction and previously Hilltop Auto Auction. The registrant issued 500,000 shares of its Common Stock and a warrant to purchase 50,000 shares of Common Stock for the assets. The warrant has a term of five years and an exercise price of $1.00. In addition, the registrant issued to two individuals a warrant to purchase 75,000 shares of Common Stock upon the same terms in consideration of entering into a non-compete agreement.

The registrant's business is set forth in Item 1. Business. of the registrant's annual report on Form 10-KSB for the year ended December 31, 2006.

History of Augusta Auto Auction

Augusta Auto Auction, Inc. (the "Auction") is an automotive auction located in North Augusta, South Carolina, part of the Augusta, Georgia, metropolitan area, and is located three miles from the center of that city. The auction was originally formed and operated for many years in its present location as Hilltop Auto Auction. In 2002 the group from which the registrant purchased the auction formed Augusta Auto Auction, Inc. after acquiring it from the owners of Hilltop Auto Auction.

Acacia Automotive formed a new South Carolina corporate subsidiary in July of 2007 which acquired the assets of Augusta Auto Auction. The new corporation is named Acacia Augusta Vehicle Auction, Inc. d/b/a Augusta Auto Auction, Inc.

Business of the Auction

The Auction sells whole car and salvage vehicles for automotive dealers and commercial concerns. It also has the contract to sell vehicles and equipment for the U.S. Marshals Service in the South Carolina area, primarily offering confiscated vehicles and other units for them. Dealers and other qualified buyers attend the weekly auctions and bid on offered units. The highest bidder owns the vehicle, subject to any limiting reserve prices established by the owner/seller of the unit(s). In most cases, the buyers and sellers of the units pick up and deliver them to the Auction property, but the Auction does provide some transport services, generally for a fee.

The Auction generates revenues from fees for its services, including buyer fees, seller fees, transportation fees, title fees, draft and floor plan fees, reconditioning fees, and more. Augusta Auto Auction relies upon the efforts of its management for sales and marketing, but anticipates adding additional personnel in the future to increase the scope of those operations.

The Auction markets its activities through its employees.

Competition

There are at least eleven auto auctions in operation in Georgia, and there are another six or more in South Carolina. Comparatively Florida has at least 26 automotive auctions.

The two largest whole-car national automobile auction companies, Mannheim Auto Auctions and ADESA, have a total of three auctions in Georgia, all near Atlanta, Georgia. While ADESA does not have an auction in South Carolina, Mannheim has one auction in Darlington, South Carolina. A smaller auction company, Auction Broadcasting Corporation, also has an auction near Atlanta, Georgia but none in South Carolina.

In addition to those auction companies' operations, there are several other independent auto auctions, some specializing in sales of damaged or "salvage" units and perhaps one or more mobile auctions that will host on-site auctions at dealerships.

Employees

The Auction employs eight full time and 17 part time people. The registrant plan to increase the number of employees, both part time and full time, as it expands its operations.

Governmental Regulation

The Company, as with most companies operating vehicle auctions, is subject to various permits and licenses. These include vehicle dealer licenses, auctioneer licenses, business permits and licenses, sales tax permits, and others. The registrant has obtained all permits necessary to function under the current South Carolina regulations.

Management's Discussion and Analysis or Plan of Operation.

Information regarding registrant's Discussion and Analysis or Plan of Operation is set forth in Item 6. Discussion and Analysis or Plan of Operation. of the registrant's Annual Report on Form 10-KSB for the year ended December 31, 2006.

The acquisition of Augusta Auto Auction, Inc. is the first acquisition by the registrant in its plan to acquire several automobile auctions. The registrant closed a private placement of securities on June 25, 2007 in which the registrant raised $1,025,000 cash. The registrant does not believe that this amount is sufficient for its operations and additional acquisitions for the next twelve months and plans to raise additional capital over that period.

Augusta Auto Auction.

Net loss of the Augusta auction decreased to approximately $14,000 in calendar year 2006 compared to a net loss of approximately $130,151 in the prior year. With operating expenses being essentially unchanged between the two years ($691,985 in 2006 compared to $696,366 in 2005) the decrease in the loss is attributable to increased net fees earned. Net fees earned increased approximately $110,000 or 20% from 2005 to 2006, the increase coming from larger volume of sales through the auction and resultant buy/sell fees attached thereto.

The Auction's net income increased almost $50,000 in the six month period ended June 30, 2007 to $61,513 from $12,465 in the same period in 2006. Revenues in the 2007 period were up approximately 20% to $454,385 compared to $377,508 in the earlier period with most of the 2007 revenue growth coming in the first quarter of this year, being $236,375 compared to $180,366 in the first quarter of 2006. While cost of fees earned increased to $56,022 in the 2007 six month period from $32,384 in the same period of 2006, an increase of approximately 73%, other operating expenses were, nonetheless, flat.

Description of Property

The registrant has entered into a twelve month lease on the location where the Augusta Auto Auction has operated for several years. The lease term can be extended and currently has a monthly lease rate of $2,700. The facility consists of approximately five acres and houses two administrative buildings and a two-lane auction arena. The compound is fenced, and the registrant has recently installed an electrified security fence system as well as security systems in its building and arena. In addition to the main auction facility, the registrant also leases property which is used for additional customer parking and allows for parking of approximately 200 customer vehicles on sale days. This property is located directly across the street from the main facility and is leased on a month-to month basis for $100 per week.

Information regarding registrant's other property is set forth in Item 2. Description of Property on Form 10-KSB for the year ended December 31, 2006.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth as of July 10, 2007, the ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (ii) each director of the

Company, and (iii) all directors and officers as a group. Except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to its or his shares.

                                                Shares Owned
Name and Address of                          No. of
Beneficial Owner                             Shares             Percent
-------------------                        ----------           -------
Steven L. Sample (1)                        7,000,000            58.3%
Danny Gibbs (2)                                62,500             0.5%
Tony Moorby                                   500,000             4.2%
Patricia Ann Arnold (2)                             -             -
James C. Hunter (2)                                 -             -
V. Weldon Hewitt (2)                                -             -
David Bynum (2)                                     -             -
Gwendolyn G. Sample(2)(3)                   1,707,000            14.2%
All directors and officers                  7,562,500            63.0%
as a group (seven persons)

------------------------------------

(1) Excludes warrants to purchase 1,425,000 shares of common stock of which 425,000 are presently exercisable for $1.00 per share.

(2) Excludes options to acquire 10,000 shares of Common Stock each for Ms. Arnold and Messrs Gibbs, Hunter and Hewitt and 5,000 shares for Ms. Sample, all of which may be acquired for $0.01 per share and options to acquire 10,000 shares of Common Stock which Mr. Bynum has the right to purchase for $0.875 per share.

(3) Gwendolyn Sample is the spouse of Steven L. Sample who disclaims any beneficial interest in the shares owned by Ms. Sample.

         Unless otherwise indicated, the address for each of the above named individuals is 3512 East Silver Springs Blvd. - #243, Ocala, FL 34470.

Directors and Executive Officers, Promoters and Control Persons.

Information regarding registrant's Directors and Executive Officers, Promoters and Control Persons is set forth in Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance With Section 16(a) of the Exchange Act. of the registrant's annual report on Form 10-KSB for the year ended December 31, 2006.

On May 16, 2007, the registrant named David Bynum to its board of directors. Since 2006 Mr. Bynum has been a manager of Bynum Properties which is involved in residential and commercial leasing and custom home construction. From October 2000 through April 2006, Mr. Bynum was employed by ADESA Corporation, a publicly held national automobile auction company. Initially Mr. Bynum was a Regional Vice President of Operations and in January 2004 was named National Director Heavy Truck and Equipment Sales. For the twelve years prior to 2000, Mr. Bynum served as General Manager of Southern States Vehicle Auction in Atlanta, Georgia under the ownership of ADT Automotive (previously Anglo-American Auto Auctions) before it was sold to Manheim Auction.

Executive Compensation

Information regarding Executive Compensation of the registrant is set forth in
Item 10. Executive Compensation. of the registrant's annual report on Form 10-KSB for the year ended December 31, 2006.

With the closing of the registrant's private placement, described in its Current Report on Form 8-K filed July 5, 2007, the Company paid accrued salaries to its executives.

Certain Relationships and Related Transactions and Director Independence.

Information regarding Certain Relationships and Related Transactions of the registrant legal proceedings is set forth in Item 12. Certain Relationships and Related Transactions. of the registrant's annual report on Form 10-KSB for the year ended December 31, 2006.

Danny R. Gibbs, James C. Hunter, V. Weldon Hewitt, and David Bynum are independent directors as defined in Section 121A of the Company Guide of the American Stock Exchange.

Description of Securities

Information describing registrant's securities is set forth under the caption "Description of Capital Stock" in the registrant's January 2007 definitive proxy statement.

Holders of the registrant's Series A Preferred Stock have agreed to convert all such shares to Common Stock and there will thereafter be no more shares of Series A Preferred Stock or any other Preferred Stock issued and outstanding.

Following completion of the acquisition of the Augusta Auto Auction, there were 12,012,524 shares of Common Stock issued and outstanding. With respect to the number of warrants and options outstanding, see Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters; Summary of Equity Compensation Plans below.

There are presently 45,000 shares reserved for issuance pursuant to the registrant's stock option plan and 1,856,000 shares reserved for issuance pursuant to warrants granted by the registrant. See Security Ownership of Certain Beneficial Owners and Management and Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matter. herein.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

Information regarding registrant's Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters is set forth in Item
5. Market for Common Equity and Related Stockholder Matters. of the registrant's annual report on Form 10-KSB for the year ended December 31, 2006.

We are presently traded in the pink sheets under the symbol ACCA. The following table sets forth information as reported by the National Association of Securities Dealers Composite Feed or Other Qualified Interdealer Quotation Medium for the high and low bid and ask prices for each of the quarters ending March 31, 2007, and June 30, 2007, and does reflect the one for eight reverse stock split effected February 19, 2007.

                                       Closing Bid                                          Closing Ask
                                  High              Low                               High               Low
Quarters ending in 2007           -----            ------                             -----             -----
      Jan 3 thru Feb 19*          $0.05            $0.015                             $0.07             $0.03
      Feb 20 thru Mar 30           1.50             0.30                               2.00              0.75
      June 30                      1.80             0.55                               2.00              0.58


*Effective February 19, 2007, the registrant effected a one for eight reverse stock split.

The following table summarizes the number of shares issued under a variety of plans to investors, executive officers and directors.

                      SUMMARY OF EQUITY COMPENSATION PLANS

                                                                   Number of        Weighted
                                                               Securities to be      Average          Number of
                                                                  Issued Upon    Exercise Price      Securities
                                                                 Exercise of           of             Remaining
                                                                  Outstanding      Outstanding      Available for
                                                                 Options and       Options and         Future
                                Plan Description                   Warrants         Warrants          Issuance
                  ------------------------------------------  -------------------  --------------  ----------------
                   Warrants not approved by stockholders               1,856,000       $2.08           1,856,000
                   Grants Under Compensation Plans Not
                      Approved by shareholders                            55,000       $0.16             475,000
                                                                       ---------                       ---------
                   Totals                                              1,951,000       $1.98           2,331,000


Legal Proceedings

Information regarding registrant's legal proceedings is set forth in Item 4. Legal Proceeding. of the registrant's annual report on Form 10-KSB for the year ended December 31, 2006.

Changes in and Disagreements with Accountants.

None.

Recent Sales of Unregistered Securities.

The securities issued in connection with the acquisition of the assets of Augusta Auto Auction, Inc. are described in the first paragraph of this Item
2.01. The issuance of these shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

Indemnification of Directors and Officers.

Information regarding indemnification of the registrant's officers and directors is set forth in under Item 5.01. Changes in Control of Registrants and in Part II thereof under Item 5. Indemnification of Directors and Officers. of the registrant's current report on Form 8-K filed December 8, 2006.

                           Augusta Auto Auction, Inc.
                              FINANCIAL STATEMENTS
                           December 31, 2006 AND 2005








                                TABLE OF CONTENTS


                                                                        PAGE

INDEPENDENT AUDITORS' REPORT ...........................................1

FINANCIAL STATEMENTS:

  Balance Sheets .......................................................2

  Statements of Operations and Retained Deficit ........................3

  Statements of Cash Flows .............................................4

NOTES TO FINANCIAL STATEMENTS ..........................................5-6

-------------------

SEROTTA
-------------------

MADDOCKS
-------------------

EVANS & CO., CPA'S
-------------------

A Professional Corporation
-------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]

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701 Greene Street, Suite 200 / Augusta, GA 30901-2322 Telephone (706) 722-5337
Telefax (706) 724-FAXX (3299)


To the Board of Directors
Augusta Auto Auction, Inc.
Augusta, Georgia

We have audited the accompanying balance sheets of Augusta Auto Auction, Inc. as of December 31, 2006 and 2005, and the related statements of operations and retained deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Augusta Auto Auction, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in conformity with accounting principals generally accepted in the Unites States of America.


[GRAPHIC OMITTED][GRAPHIC OMITTED]
SEROTTA MADDOCKS EVANS & CO., CPA'S

Augusta, Georgia
June 29, 2007

                           AUGUSTA AUTO AUCTION, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 2006 AND 2005


                                                                                  2006                  2005
                                                                           ------------------    ------------------

ASSETS
CURRENT ASSETS
   Accounts receivable, net of allowance for doubtful                      $           38,933    $           32,133
     accounts of $12,790 for 2006 and $10,710 for 2005
   Other receivables                                                                    5,363                 6,120
                                                                             ----------------      ----------------

Total Current Assets                                                                   44,296                38,253

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net                                             204,784               235,530

OTHER ASSETS
   Organizational costs, net of amortization of $4,822
     for 2006 and $3,770 for 2005                                                         438                 1,490
                                                                             ----------------      ----------------

                                                                           $          249,518    $          275,273
                                                                             ================      ================


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Overdraft                                                               $           18,373    $           82,742
   Accounts payable and accrued expenses                                               32,240                   755
   Line of credit                                                                      24,000                  -
   Note payable                                                                          -                    2,983
                                                                             ----------------      ----------------

Total Current Liabilities                                                              74,613                86,480
                                                                             ----------------      ----------------

STOCKHOLDERS' EQUITY
Common stock, $1 par value, 500 shares
authorized, 500 shares issued and outstanding                                             500                   500
Additional paid-in capital                                                            803,152               803,152
Retained deficit                                                                     (628,747)             (614,859)
                                                                             ----------------      ----------------

Total Stockholders' Equity                                                            174,905               188,793
                                                                             ----------------      ----------------

                                                                           $          249,518    $          275,273
                                                                             ================      ================






                     SEE NOTES TO THE FINANCIAL STATEMENTS

                           AUGUSTA AUTO AUCTION, INC.
                  STATEMENTS OF OPERATIONS AND RETAINED DEFICIT
                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                                                  2006                  2005
                                                                           ------------------    ------------------

FEES EARNED
   Buyers fees                                                               $        252,409      $        212,936
   Sellers fees                                                                       387,032               309,474
   Storage fees                                                                        78,819                56,928
   Other fees                                                                          38,850                31,778
                                                                             ----------------      ----------------

     Total Revenue                                                                    757,110               611,116

COST OF FEES EARNED                                                                    79,013                44,901
                                                                             ----------------      ----------------


   NET FEES EARNED                                                                    678,097               566,215
                                                                             ----------------      ----------------

OTHER OPERATING EXPENSES
   Payroll and related                                                                350,185               369,010
   Security                                                                            61,466                52,974
   Insurance                                                                           36,521                33,470
   Rent                                                                                34,900                37,600
   Depreciation and amortization                                                       33,434                37,870
   Travel and entertainment                                                            28,090                24,019
   Employee benefits                                                                   25,754                23,628
   Utilities                                                                           25,197                22,348
   Maintenance                                                                         23,019                31,071
   Professional fees                                                                   16,517                13,606
   Advertising and promotional                                                         16,075                12,847
   Bad debt                                                                             7,035                11,352
   Tax and licenses                                                                     8,113                 4,455
   Office supplies                                                                      5,561                 3,726
   Dues and subscriptions                                                               4,892                 4,852
   Other expenses                                                                      15,226                13,538
                                                                             ----------------      ----------------

Total Other Operating Expenses                                                        691,985               696,366

Net Income (Loss)                                                                     (13,888)             (130,151)

Retained Deficit, beginning of year                                                  (614,859)             (484,708)
                                                                             ----------------      ----------------

Retained Deficit, end of year                                                $       (628,747)     $       (614,859)
                                                                             ================      ================





                     SEE NOTES TO THE FINANCIAL STATEMENTS

                           AUGUSTA AUTO AUCTION, INC.
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2006 AND 2005


                                                                                  2006                  2005
                                                                           ------------------    ------------------

Cash flows from operating activities
   Net loss                                                                $          (13,888)   $         (130,151)
   Adjustments to reconcile net income (loss) to net cash
     provided (used) by operating activities:
   Depreciation and amortization                                                       33,434                37,871
   (Increase) decrease in trade receivables                                            (8,123)              (11,963)
   Increase (decrease) in overdraft                                                   (64,369)              (41,091)
   Increase (decrease) in accounts payable                                             31,485                  (216)
                                                                           ------------------    ------------------

Net cash used by operating activities                                                 (21,461)             (145,550)
                                                                           ------------------    ------------------

Cash flows from investing activities
   Payments for the purchase of equipment and
     leasehold improvements                                                            (1,636)                 -
                                                                           ------------------    ------------------

       Net cash used by investing activities                                           (1,636)                 -
                                                                           ------------------    ------------------

Cash flows from financing activities
   Net Increase (decrease) in line of credit                                           24,000                (9,351)
   Payments on notes payable                                                           (2,983)               (2,840)
   Proceeds from additional paid-in capital                                                 -                75,000
                                                                           ------------------    ------------------

Net cash provided by financing activities                                              21,017                62,809
                                                                           ------------------    ------------------

Net increase (decrease) in cash and cash equivalents                                     -                     -

Cash and cash equivalents, beginning of year                                             -                     -
                                                                           ------------------    ------------------

Cash and cash equivalents, end of year                                     $             -       $             -
                                                                           ==================    ==================





                     SEE NOTES TO THE FINANCIAL STATEMENTS

                           AUGUSTA AUTO AUCTION, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS - The Company operates an auto auction in the Augusta, Georgia area from a leased facility located in North Augusta, South Carolina.

CASH AND CASH EQUIVALENTS - For the purpose of the statement of cash flows, the Company considers all short-term investment instruments purchased with a maturity of three months or less to be cash equivalents.

DEPRECIATION - Depreciation of property and equipment is based upon the estimated useful lives of the assets and is computed principally by the double declining method. Estimated useful lives are 15 years for leasehold improvements, 5-7 years for office equipment, 7-15 years for shop equipment, and 5-10 years for company vehicles.

Maintenance and repairs of property and equipment are charged to operations and major improvements are capitalized. It is the Company's policy to capitalize all items with an estimated useful life extending beyond one year.

INCOME TAXES - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions the stockholder is liable for individual federal and state income taxes on the Company's taxable income. Therefore no provision or liability for federal income taxes has been included in the financial statements.

ACCOUNTS RECEIVABLE - Accounts receivable are reported at the amount management expects to collect from outstanding balances. Differences between the amount due and the amount management expects to collect are reported in the results of operations of the year in which those differences are determined, with an offsetting entry to a valuation allowance for trade accounts receivable. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable.

USE OF ESTIMATES - Management uses estimates and assumptions in preparing financial statements. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

REVENUE RECOGNITION - Revenues are derived from collection of fees for a variety of services provided to customers including buyer fees, seller fees, storage fees, transport fees and others. The Company does not inventory or hold title to the vehicles that are bought or sold through the auction process.

ADVERTISING - The Company expenses advertising costs as they are incurred. Advertising expense was $16,075 and $12,847 for the periods ending December 31, 2006 and 2005, respectively.

NOTE 2 - RELATED PARTY TRANSCASTIONS

Some of the owners of the Company are also owners of Bobby Jones Ford, Inc. Fees charged to Bobby Jones Ford, Inc. were $36,430 and $ 29,370 for the years ended December 31, 2006 and 2005, respectively.


NOTE 3 - EQUIPMENT AND LEASEHOLD IMPROVEMENTS

At December 31, 2006 and 2005 equipment and leasehold improvements consist of the following:

                                                                   2006                    2005
                                                            -----------------       -----------------

Leasehold improvements                                        $       286,918         $       286,918
Office equipment                                                       83,075                  83,075
Company vehicles                                                       34,775                  34,775
Shop equipment                                                          9,260                   7,625
                                                              ---------------         ---------------
Total equipment and leasehold improvements                            414,028                 412,393
Less accumulated depreciation                                         209,244                 176,863
                                                              ---------------         ---------------
Net equipment and leasehold improvements                      $       204,784         $       235,530
                                                              ===============         ===============


Depreciation expense was $32,381 for 2006 and $36,818 for 2005.


NOTE 4 - DEBT FINANCING

Debt at December 31, 2006 consisted of a line of credit with a local bank. The line of credit is for $100,000 and bears interest at a rate of prime plus .75%. The outstanding balance on the line was $24,000 at December 31, 2006. The line of credit agreement was renegotiated in December 2006 and was extended until December 31, 2007.


NOTE 5 - OPERATING LEASE AGREEMENTS

The Company rents its facilities from a third party. The lease is dated June 1, 2003, and terminates May 31, 2008. Rent expense for 2006 and 2005 was $32,400 and $32,400, respectively.

Future minimum lease payments are as follows:
                                     2007                   $      32,400
                                     2008                          13,500
                                                            --------------

                                                            $      45,900

                             Acacia Automotive, Inc.
                       (Formerly Gibbs Construction, Inc.)
                         Pro-Forma Financial Information
                       June 30, 2007 and December 31, 2006


Effective July 10, 2007, Acacia Automotive, Inc. acquired substantially all of the operating assets and liabilities of Augusta Auto Auction, Inc. for a total of 500,000 shares of its common stock and 50,000 stock warrants.

Augusta Auto Auction, Inc. operates an auto auction in the Augusta, Georgia area from a leased facility located in North Augusta, South Carolina.

The June 30, 2007 pro-forma balance sheet assumes the merger took place on June 30, 2007. The June 30, 2007 statement of operations assumes the merger took place on January 1, 2007 and the December 31, 2006 statement of operations assumes the merger took place on January 1, 2006.


The accompanying pro-forma balance sheet of Acacia Automotive, Inc. as of June 30, 2007, and the related pro-forma statements of operations for the six months ended June 30, 2007 and the year ended December 31, 2006 were not audited.

                             ACACIA AUTOMOTIVE, INC.
                       (FORMERLY GIBBS CONSTRUCTION, INC.)
                      CONSOLIDATED PRO-FORMA BALANCE SHEET
                                  JUNE 30, 2007
                                    UNAUDITED


                                                           Acacia
                                      Augusta Auto       Automotive,        Combined         Combining       Consolidated
                                      Auction, Inc.         Inc.             Totals         Adjustments     Balances
                                      -------------    --------------    -------------      -----------     ---------------
  ASSETS
  CURRENT ASSETS
     Cash                             $     120,579    $      875,521    $     996,100  a       (120,579)   $       875,521
     Accounts receivable, net                 3,028                 -            3,028  a         (3,028)                 -
                                       ------------     -------------     ------------      ------------     --------------

         Total Current Assets               123,607           875,521          999,128                              875,521

  PROPERTY AND
     EQUIPMENT, net                         191,823            24,983          216,806  b       (157,017)            59,789

  OTHER ASSETS
     Organizational costs, net                  219                 -              219  a           (219)                 -
     Customer list                                -                 -                -  b        375,000            375,000
     Goodwill                                     -                 -                -  c        427,929            427,929
                                       ------------     -------------     ------------      ------------     --------------

                                      $     315,649    $      900,504    $   1,216,153                      $     1,738,239
                                       ============     =============      ===========                       =============

  LIABILITIES AND
     STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES
     Accounts payable and accrued
         expenses                     $      77,821    $       95,828    $     173,649  a        (71,648)   $       102,001
     Accrued liabilities                      1,409           414,894          416,303  a         (1,409)           414,894
                                       ------------     -------------     ------------                       --------------

       Total Current Liabilities             79,230           510,722          589,952                              516,895
                                       ------------     -------------     ------------                       --------------

  STOCKHOLDERS' EQUITY
     Common stock                               500            11,423           11,923  a           (500)            11,923
                                                                                        d            500
     Additional paid-in capital             803,152         8,176,692        8,979,844  a       (803,152)         9,007,754
                                                                                        d        831,062
     Retained deficit                      (567,233)       (7,798,333)      (8,365,566) e        567,233         (7,798,333)
                                       ------------     -------------     ------------      ------------     --------------

         Total Stockholders' Equity         236,419           389,782          626,201                            1,221,344
                                       ------------     -------------     ------------                       --------------

                                      $     315,649    $      900,504    $   1,216,153                      $     1,738,239
                                       ============     =============      ============                       =============


  a Special distribution of assets and liabilities retained by Augusta Auto Auction, Inc.
  b     Adjustment of purchased assets to fair market value
  c Excess of purchase price over fair market value of assets and liabilities assumed
  d     Issuance of stock and stock warrants to sellers
  e     Elimination of Augusta Auto Auction, Inc.'s prior retained deficit

                             ACACIA AUTOMOTIVE, INC.
                       (FORMERLY GIBBS CONSTRUCTION, INC.)
                 CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2007
                                    UNAUDITED


                                                           Acacia
                                      Augusta Auto       Automotive,        Combined         Combining       Consolidated
                                      Auction, Inc.         Inc.             Totals         Adjustments     Balances
                                      -------------    --------------    -------------      -----------     ---------------
  REVENUES
     Buyers fees                      $     169,150    $            -    $     169,150                      $       169,150
     Sellers fees                           239,354                 -          239,354                              239,354
     Other revenues                          46,503             2,944           49,447                               49,447
                                       ------------     -------------     ------------                       --------------

         Total Revenues                     455,007             2,944          457,951                              457,951

  COST OF FEES EARNED                        56,022                 -           56,022                               56,022
                                       ------------     -------------     ------------                       --------------

     Net Revenues Earned                    398,985             2,944          401,929                              401,929
                                       ------------     -------------     ------------                       --------------

  OPERATING EXPENSES
     Employee compensation                  125,767         1,221,765        1,347,532                            1,347,532
     General and administrative             198,523            87,061          285,584                              285,584
     Depreciation and amortization           13,181             3,644           16,825            12,500             29,325
     Beneficial conversion
         of Preferred Stock                       -           500,000          500,000                              500,000
                                       ------------     -------------     ------------                       --------------

         Total Operating Expenses           337,471         1,812,470        2,149,941                            2,162,441
                                       ------------     -------------     ------------                       --------------

  Net income (loss) before taxes             61,514        (1,809,526)      (1,748,012)                          (1,760,512)

  Income tax expense                              -                 -                -                                    -
                                       ------------     -------------     ------------                       --------------

  Net income (loss)                   $      61,514    $   (1,809,526)   $  (1,748,012)                     $    (1,760,512)
                                       ============     =============     ============                       ==============


  PRO-FORMA EARNINGS PER SHARE

     Pro-forma net loss                                                                                     $    (1,760,512)

     Pro-forma weighted average
          shares outstanding                                                                                     10,861,808
                                                                                                             --------------

     Pro-forma basic and diluted earnings per share                                                         $        (0.16)
                                                                                                             ==============

                             ACACIA AUTOMOTIVE, INC.
                       (FORMERLY GIBBS CONSTRUCTION, INC.)
                 CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2006
                                    UNAUDITED


                                                           Acacia
                                      Augusta Auto       Automotive,        Combined         Combining       Consolidated
                                      Auction, Inc.         Inc.             Totals         Adjustments     Balances
                                      -------------    --------------    -------------      -----------     ---------------
  REVENUES
     Buyers fees                      $     252,409    $            -    $     252,409                      $       252,409
     Sellers fees                           387,032                 -          387,032                              387,032
     Other revenues                         117,669                 -          117,669                              117,669
                                       ------------     -------------     ------------                       --------------

         Total Revenues                     757,110                 -          757,110                              757,110

  COST OF FEES EARNED                        79,013                 -           79,013                               79,013
                                       ------------     -------------     ------------                       --------------

     Net Revenues Earned                    678,097                 -          678,097                              678,097
                                       ------------     -------------     ------------                       --------------

  OPERATING EXPENSES
     Employee compensation                  242,357           215,570          457,927                              457,927
     General and administrative             416,194           695,134        1,111,328                            1,111,328
     Depreciation and amortization           33,434             2,869           36,303            25,000             61,303
     Non-employee services                        -            31,400           31,400                               31,400
                                       ------------     -------------     ------------                       --------------

         Total Operating Expenses           691,985           944,973        1,636,958                            1,661,958
                                       ------------     -------------     ------------                       --------------

  Net loss before taxes                     (13,888)         (944,973)        (958,861)                            (983,861)

  Income tax expense                              -                 -                -                                    -
                                       ------------     -------------     ------------                       --------------

  Net loss                            $     (13,888)   $     (944,973)   $    (958,861)                     $      (983,861)
                                       ============     =============     ============                       ==============

  PRO-FORMA EARNINGS PER SHARE
     Pro-forma net loss                                                                                     $      (983,861)

     Pro-forma weighted average shares outstanding                                                                4,923,000
                                                                                                             --------------

     Pro-forma basic and diluted earnings per share                                                         $        (0.20)
                                                                                                                  =========

NOTE 1 - BUSINESS COMBINATION

On July 10, 2007, Acacia Automotive, Inc. ("Buyer") purchased certain assets and liabilities of Augusta Auto Auction, Inc. ("Seller") in exchange for 500,000 shares of common stock and 50,000 stock warrants of the Buyer in order to expand operations in the automotive industry. Augusta Auto Auction, Inc. operates an auto auction in the Augusta, Georgia area from a leased facility located in North Augusta, South Carolina. The purchase was accounted for under the purchase method of accounting.

The following table summarizes the amounts assigned to the assets acquired and the liabilities assumed at the date of acquisition:

             Property and equipment                           $       34,806
             Customer list                                           375,000
             Goodwill                                                427,929
                                                               -------------
                 Total assets acquired                               837,735
                                                               -------------
             Current liabilities                                      (6,173)
                                                               -------------
                 Total liabilities assumed                            (6,173)
                                                               -------------
                    Net assets acquired                       $      831,562
                                                               =============


NOTE 2 - SIGNIFICANT ASSUMPTIONS

VALUATION OF ASSETS AND LIABILITIES ASSUMED - The values of assets and liabilities assumed as part of the above purchase were valued at estimated fair market value on the date of acquisition, July 10, 2007. These values were provided by management based on their experience and knowledge of the automotive industry.

VALUATION OF STOCK - As part of the above business combination, the Seller received shares of the Buyer's common stock. The value of the Buyer's common stock was calculated using an average stock price based on the stock price ten days of volume before, and nine days of volume after the actual date of purchase, July 10, 2007.

VALUATION OF STOCK WARRANTS - As part of the above business combination, stock warrants of the Buyer were issued to the Seller. The value of these warrants was calculated using the modified Black-Scholes-Merton model. The volatility used in this calculation was based on an average volatility of the Buyer's common stock price and that of several competitors. Assumptions used in the calculation included the following:

             Estimated volatility                               46.59%
             Expected life (years)                               2.5
             Expected dividend yield                             0.00%
             Risk-free rate of return                            5.00%

                           Augusta Auto Auction, Inc.

                                 Balance Sheets

                             March 31, 2007 and 2006

                                                                  Mar 31, 07                Mar 31, 06
                                                              ------------------        ------------------

ASSETS
   Current Assets
     Cash                                                     $              761        $          (78,817)
     Accounts receivable, net                                             27,668                    47,388
     Other Current Assets                                                  3,190                        90
                                                                ----------------          ----------------

   Total Current Assets                                                   31,619                   (31,339)

Equipment and leasehold improvements, net                                198,303                   227,493

Other Assets
   Organizational costs, net of amortization of
     $4,931 for 2007 and $4,033 for 2006                                     329                     1,227
                                                                ----------------          ----------------

TOTAL ASSETS                                                  $          230,250        $          197,382
                                                                ================          ================


LIABILITIES & EQUITY
   Liabilities
     Current Liabilities
       Accounts Payable and accrued expenses                              27,038                     2,621
                                                                ----------------          ----------------

     Total Current Liabilities                                            27,038                     2,621

     Long Term Liabilities                                                     -                     1,912
                                                                ----------------          ----------------

   Total Liabilities                                                      27,038                     4,533

   Equity
     Capital Stock                                                           500                       500
     Additional Paid In Capital                                          803,152                   803,152
     Retained Deficit                                                   (628,747)                 (614,860)
     Net Income                                                           28,307                     4,056
                                                                ----------------          ----------------
   Total Equity                                                          203,213                   192,848
                                                                ----------------          ----------------

TOTAL LIABILITIES & EQUITY                                    $          230,250        $          197,382
                                                                ================          ================

                           Augusta Auto Auction, Inc.

                            Statements of Operations

                      Quarter Ended March 31, 2007 and 2006


                                              Jan - Mar 07     Jan - Mar 06
Ordinary Income/Expense
   Income
     Buyer's Fees                           $       89,325    $      61,706
     Seller's Fees                                 125,483           91,829
     Storage Fees                                   16,650           18,993
     Other Fees                                      4,917            7,838
                                               -----------      -----------
   Total Income                                    236,375          180,366

   Cost of Fees Earned                              26,736           12,277
                                               -----------      -----------

     Net Fees Earned                               209,638          168,089

   Expense
     Salaries & Wages                               41,556           38,078
     Advertising                                       500              213
     Amortization Expense                              110              263
     Automobile Expense                              1,742            2,481
     Bank Service Charges                              835              891
     Computer Maintenance                            2,593            2,821
     Contributions                                     500                -
     Contract Labor                                 21,330           22,432
     Depreciation Expense                            6,481            8,037
     Dues & Subscriptions                            1,121            1,012
     Employee Benefits                                   -              287
     Employee Health Insurance                       6,710            6,194
     Equipment Maint. & Rental                       1,267            1,206
     Insurance Expense                              10,423            7,909
     Interest Expense                                  340               95
     Legal & Accounting                              3,085            4,655
     Meals & Entertainment                           2,127            2,594
     Miscellaneous                                     568            3,251
     Office Supplies                                 1,880              383
     Payroll Service                                   979              948
     Payroll Taxes                                   5,501            5,210
     Pest Control                                      112               56
     Postage                                         1,021              382
     Promotional Expense                             2,796            2,048
     Rent Expense                                    9,400            9,400
     Repairs & Maint. - Buildings                    1,232            1,256
     Security                                       19,619           10,673
     Supplies                                        3,719              292
     Taxes & Licenses                                1,064              919
     Telephone Expense                               3,034            2,701
     Travel Expense                                  2,724            1,842
     Vehicle Maintenance Exp.                        2,282              350
     Uniforms                                          345              383
     Utilities                                       3,333            3,759
                                               -----------      -----------
   Total Expense                                   160,331          143,034
                                               -----------      -----------

   Net Ordinary Income                              49,307           25,056

   Other Income/Expense
     Other Expense
       Officer's Salary                             21,000           21,000
                                               -----------      -----------
     Total Other Expense                            21,000           21,000
                                               -----------      -----------

   Net Other Income                                (21,000)         (21,000)
                                               -----------      -----------

Net Income                                  $       28,307    $       4,056
                                               ===========      ===========

                           Augusta Auto Auction, Inc.
                                 Balance Sheets
                             June 30, 2007 and 2006


                                                         Jun 30, 07            Jun 30, 06
ASSETS
   Current Assets
     Cash                                            $          120,579    $          (11,596)
     Accounts Receivable                                          2,938                40,567
     Other Current Assets                                            90                    90
                                                       ----------------      ----------------

   Total Current Assets                                         123,607                29,061

Equipment and leasehold improvements, net                       191,823               219,456

   Organizational costs, net of amortization of
     $5,041 for 2007 and $4,296 for 2006                            219                   964
                                                       ----------------      ----------------

TOTAL ASSETS                                         $          315,649    $          249,482
                                                       ================      ================

LIABILITIES & EQUITY
   Liabilities
     Current Liabilities
       Accounts Payable and accrued expenses                     77,821                46,230
       Other Current Liabilities                                  1,409                    82
                                                       ----------------      ----------------

     Total Current Liabilities                                   79,230                46,312

     Long Term Liabilities                                            -                 1,912
                                                       ----------------      ----------------

   Total Liabilities                                             79,230                48,224

   Equity
     Capital Stock                                                  500                   500
     Additional Paid In Capital                                 803,152               803,152
     Retained Deficit                                          (628,747)             (614,860)
     Net Income                                                  61,514                12,465
                                                       ----------------      ----------------
   Total Equity                                                 236,419               201,258
                                                       ----------------      ----------------

TOTAL LIABILITIES & EQUITY                           $          315,649    $          249,482
                                                       ================      ================

                           Augusta Auto Auction, Inc.

                             Statement of Operations

                      Quarter Ended June 30, 2007 and 2006


                                                          Apr - Jun 07        Apr - Jun 06
Ordinary Income/Expense
     Income
       Buyer's Fees                                    $         79,825    $      62,870
       Seller's Fees                                            113,870           97,585
       Storage Fees                                              15,522           20,895
       Other Fees                                                 8,793           15,792
                                                          -------------      -----------
     Total Income                                               218,010          197,142

   Cost of Fees Earned                                           29,286           20,107
                                                          -------------      -----------

     Net Fees Earned                                            188,724          177,035

     Expense
       Salaries & Wages                                          42,211           38,501
       Advertising                                                    -              384
       Amortization Expense                                         110              263
       Automobile Expense                                         2,418            1,272
       Bank Service Charges                                         149              415
       Computer Maintenance                                       3,365            1,945
       Contributions                                                  -               50
       Contract Labor                                            22,713           19,157
       Depreciation Expense                                       6,481            8,037
       Dues & Subscriptions                                         496              635
       Employee Health Insurance                                  6,710            6,195
       Equipment Maint. & Rental                                  1,282            1,494
       Insurance Expense                                          2,066           10,722
       Legal & Accounting                                         1,635            1,485
       Meals & Entertainment                                      2,409            3,311
       Miscellaneous                                              1,327            3,247
       Office Supplies                                              146            2,998
       Payroll Service                                              935              864
       Payroll Taxes                                              4,941            4,175
       Pest Control                                                  84               84
       Postage                                                      766              463
       Promotional Expense                                        4,586            6,261
       Rent Expense                                               9,400            9,400
       Repairs & Maint. - Buildings                                 841            1,542
       Security                                                   8,473           16,360
       Supplies                                                     901               27
       Taxes & Licenses                                              60              631
       Telephone Expense                                          2,851            2,329
       Travel Expense                                             2,801            1,557
       Vehicle Maintenance Exp.                                   1,531               63
       Uniforms                                                     356              346
       Utilities                                                  3,094            3,414
                                                          -------------      -----------
     Total Expense                                              135,139          147,626
                                                          -------------      -----------

Net Ordinary Income                                              53,586           29,409

Other Income/Expense
   Other Income
     Other Income                                                   620                -
                                                          -------------    -------------
   Total Other Income                                               620                -

                                      Q-5

   Other Expense
     Officer's Salary                                            21,000           21,000
                                                          -------------      -----------
   Total Other Expense                                           21,000           21,000
                                                          -------------      -----------

Net Other Income                                                (20,380)         (21,000)
                                                          -------------      -----------

Net Income                                             $         33,205    $       8,409
                                                          =============      ===========

                           Augusta Auto Auction, Inc.
                             Statement of Operations
                     Six Months Ended June 30, 2007 and 2006

                                                    Jan - Jun 07              Jan - Jun 06
Ordinary Income/Expense
     Income
       Buyer's Fees                            $       169,150           $       124,576
       Seller's Fees                                   239,353                   189,414
       Storage Fees                                     32,172                    39,888
       Other Fees                                       13,710                    23,630
                                                 -------------               -----------
     Total Income                                      454,385                   377,508

   Cost of Fees Earned                                  56,021                    32,384

       Expense
         Salaries & Wages                               83,767                    76,580
         Advertising                                       500                       598
         Amortization Expense                              219                       526
         Automobile Expense                              4,160                     3,753
         Bank Service Charges                              984                     1,307
         Computer Maintenance                            5,958                     4,766
         Contributions                                     500                        50
         Contract Labor                                 44,042                    41,589
         Depreciation Expense                           12,962                    16,074
         Dues & Subscriptions                            1,617                     1,647
         Employee Benefits                                   -                       287
         Employee Health Insurance                      13,421                    12,389
         Equipment Maint. & Rental                       2,549                     2,701
         Insurance Expense                              12,490                    18,632
         Interest Expense                                  340                        95
         Legal & Accounting                              4,720                     6,140
         Meals & Entertainment                           4,537                     5,905
         Miscellaneous                                   1,895                     6,498
         Office Supplies                                 2,026                     3,381
         Payroll Service                                 1,915                     1,812
         Payroll Taxes                                  10,442                     9,385
         Pest Control                                      196                       140
         Postage                                         1,786                       846
         Promotional Expense                             7,382                     8,309
         Rent Expense                                   18,800                    18,800
         Repairs & Maint. - Buildings                    2,073                     2,798
         Security                                       28,092                    27,033
         Supplies                                        4,621                       319
         Taxes & Licenses                                1,124                     1,550
         Telephone Expense                               5,886                     5,031
         Travel Expense                                  5,525                     3,400
         Vehicle Maintenance Exp.                        3,814                       413
         Uniforms                                          701                       730
         Utilities                                       6,427                     7,173
                                                 -------------             -------------

       Total Expense                                   295,470                   290,660
                                                 -------------             -------------

   Net Ordinary Income                                 102,894                    54,464

   Other Income/Expense
     Other Income

                                      Q-7


       Other Income                                        620                         -
                                                 -------------             -------------
     Total Other Income                                    620                         -

     Other Expense
       Officer's Salary                                 42,000                    42,000
                                                 -------------             -------------
     Total Other Expense                                42,000                    42,000
                                                 -------------             -------------

   Net Other Income                                    (41,380)                  (42,000)
                                                 -------------             -------------

Net Income                                     $        61,514           $        12,465
                                                      ========                  ========

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: August 23, 2007
                                     Acacia Automotive, Inc.


                                     /s/ Steven L. Sample
                                     ------------------------------------------
                                     Steven L. Sample, Chief Executive Officer




                                      Q-9